UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2018

ZARTEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-214122	98-1322537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 9, Melilea Tower, No. 6, Avenue 3,

The Horizon, Bangsar South, No. 8, Jalan Kerinchi,

59200, Kuala Lumpur.

 (Address of Principal Executive Offices)

+603 2242 0484

(Registrant’s telephone number, including area code)

4760 South Pecos Rd. Suite 103

Las Vegas, NV 89121

_____________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 14, 2018, a change of control occurred with respect to Zartex, Inc. (“Company”). Pursuant to a Securities Purchase Agreement entered into by and among the Company, Mr. Aleksandr Zausaev (“Seller”) and Mr. Eu Boon Ching (“Buyer”), Buyer acquired from Seller 5,000,000 shares of common stock of Company. In addition, pursuant to a separate Stock Purchase Agreement by and among Mr. Ching, as buyer, and certain other shareholders of the Company, Mr. Ching acquired an additional 1,335,000 shares of common stock of the Company. The total number of shares of common stock acquired by Mr. Ching is 6,335,000, and all such shares now held by Mr. Ching are “restricted” and/or “control” securities.

In connection with the above transactions, the Company has ceased its operations and is now a “shell company” as defined under the Securities Act of 1933, as amended.

In addition, with respect to the above described Securities Purchase Agreement with Mr. Zausaev, Mr. Zausaev, the then sole officer and director of the Company, resigned in all officer and director capacities from the Company and Mr. Ching was appointed the sole officer of the Company (Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer) and a sole Director of the Company.

Name	Age	Position
Eu Boon Ching	51	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

The business background description of the newly appointed officer and director is set forth below.

Eu Boon Ching. Mr. Ching is a successful, well recognised entrepreneur, writer and motivational speaker in Malaysia. He has been Chief Executive Officer of the CannisApp Sdn Bhd since its inception in June 2018. The company is a fintech company, located in Kuala Lumpur, Malaysia that incorporates live broadcasting, e-commerce, online games, discount shopping, and CannisPay in its one-of-its-kind mobile application. He is the Chairman of Alibaba Taobao Academy in Malaysia since year 2016. Among other business interests, he has been Managing Director of CNL Global Network Sdn Bhd since 2005, a company based in Klang, Selangor focuses on Food & Beverage businesses. He has authored 12 bestselling titles written in Malay Language in motivation and self-improvement that has transformed many lives. From year 2012 to 2015, he served as Pandamaran State Coordinator for the Office of Prime Minister of Malaysia (JPM); from 2015 to May 2018, he served as Parliament Klang Coordinator for the Office of Prime Minister of Malaysia (JPM). From 1988, he served as member of Malaysia Chinese Association.

He has received numerous awards for personal achievements, including being named Most Outstanding Entrepreneur 2006 by the Selangor Government. Mr.  Ching earned a Diploma in Malay Studies from Southern University College, Malaysia, followed by  Diploma in Public Relations from City of Sunderland College, UK in year 2011. In order to focus more on the key areas of management and leadership practice. He furthered his study and earned a Postgraduate Diploma in Business Administration from Hong Kong Institute of Business Administration and an MBA from Victoria University – The School of Management, Switzerland.

There are no family relationships between our officers and/or directors. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer and director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new officer and director are a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. The officer serves in such executive positions at the discretion of the Board of Directors. The Company and its officer have not reached any agreement for his compensation.

After giving effect to the above described transaction, the following table lists, as of the date of this report, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,440,000 shares of our common stock issued.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		AMOUNT AND OF
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

	Greater than 5% Shareholders
Common Stock	And Officer and Directors Eu Boon Ching(1)	6,335,000	99.9%

Common Stock	Officers and Directors as a Group (1 persons)	6,335,000	99.9%

(1)

Mr. Ching is the sole officer and director of the Company and his address is the address of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zartex, Inc.

(Registrant)

/s/ Eu Boon Ching

Eu Boon Ching

Chief Executive Officer

Date: November 19, 2018